Exhibit 99.1

AITX’s RAD Records 32-Unit August Order Intake Across Five Solutions

Orders Spanned Stationary Security, Portable Solar-Powered Systems, Access Control, Lobby Management and Autonomous Mobile Patrol

Detroit, Michigan, August 31, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that RAD received orders for thirty-two hardware units during August, comprising twenty ROSA™ units, eight RIO™ units, two AVA™ units, one TOM™ unit and one ROAMEO™ autonomous security patrol vehicle. Twenty-four of the units were included across five announcements issued during the month, while eight additional units were not previously announced.

The August orders reflected activity across RAD’s direct sales organization, established customers, newly added dealers and integration partners. Applications included stationary perimeter security, autonomous mobile patrol, portable solar-powered security, access control and lobby management. The customers and end users represented property management, logistics, vocational education, automotive manufacturing, commercial real estate, facilities services and other enterprise environments, demonstrating that the month’s results were not dependent on a single product, customer, channel or market sector.

“Thirty-two units in one month did not come from one oversized order or one lucky break,” said Troy McCanna, Chief Revenue Officer and Chief Security Officer at RAD. “It came from repeat customers, our direct sales team, a recently added national dealer, integration partners and several distinct use cases all contributing at once. This is a good month for RAD, but our job now is to work toward a repeatable sales cadence.”

“We do not reach positive monthly operating cash flow through a single announcement,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “We get there by stacking business across products, channels, customers and sectors, then converting those orders into deployed, revenue-generating systems. August is consistent with that approach. This type of acceleration and momentum is how we intend to reach our stated objective of achieving positive monthly operating cash flow.”

Many of RAD’s enterprise customers, dealers and integration partners require confidentiality regarding their identities, deployment locations or commercial relationships. These restrictions can prevent the Company from naming the parties involved or announcing an order individually. Accordingly, the orders discussed publicly during any period may represent only a portion of RAD’s total order activity, with disclosure decisions shaped by contractual obligations, customer permissions and the strategic significance of the activity.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD’s solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver practical and scalable solutions.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company’s filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated deployment and revenue-generating status of the units described above, the Company’s ability to convert order intake into deployed systems, the repeatability of sales activity, the diversification of the Company’s order activity, the Company’s objective of achieving positive monthly operating cash flow, and the statements attributed to the Company’s officers, which are statements of present believe and opinion as of the date of this release. . Forward-looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that definitive agreements relating to the ordered units are not executed, or are terminated or modified; delays or failures in manufacturing, international transportation, customs and import processing, customer site preparation, commissioning or acceptance; customer concentration; the risk that orders are cancelled, modified, terminated or not renewed; the risk that ordered units are not deployed or do not generate revenue as anticipated; the risk that no additional orders are received from the customers or channel partners described above; the Company’s history of losses, negative working capital and stockholders’ deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company’s dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company’s ability to fund its operations and scale production; and the other risks described in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

The thirty-two units in one month referenced above are a cumulative total for the month and include units described in the Company’s prior announcements; they should not be added to previously announced unit counts. As used in this release, an “order” means a customer purchase order or written commitment received and accepted by RAD. Orders are not backlog, are not binding until definitive documentation is executed, and remain subject to cancellation, modification, credit approval, site readiness and other conditions. No revenue has been recognized with respect to these orders.

Note that with respect to twenty of the thirty-two units, or approximately 63%, were ROSA units, one month of order activity is not indicative of diversification or of any trend, and the Company remains subject to product, customer, channel and end-market concentration as described in its filings with the Securities and Exchange Commission. The Company does not report order intake for prior periods and is not providing comparative order intake data, and no comparison to any prior period should be inferred.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

CERTAIN INFORMATION REGARDING THE COMPANY’S FINANCIAL CONDITION

The information in this press release should be read together with the following. The Company has not been profitable in any fiscal year of its operating history. For the fiscal year ended February 28, 2026, the Company reported revenue of $7,745,336 and a loss from operations of $11,943,397, and its auditors issued a going concern qualification expressing substantial doubt about the Company’s ability to continue as a going concern. As of February 28, 2026, total liabilities were approximately $58 million against total assets of approximately $9 million, resulting in a stockholders’ deficit of approximately $49 million. The Company’s cash on hand is not sufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all and which is expected to be dilutive to existing stockholders. The orders described in this release are not material to the Company’s results of operations. Investors should review the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for a complete description of these matters.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com